Exhibit 10.7

ENVIVA HOLDINGS, LP

7200 Wisconsin Ave, Suite 1100

Bethesda, MD 20814

March 7, 2014

Enviva, LP

7200 Wisconsin Ave, Suite 1100

Bethesda, MD 20814

Re:	Management Services Agreement

Ladies and Gentlemen:

Reference is made to that certain Management Services Agreement, dated as of November 9, 2012, between us, as Service Provider and you (the “Management Services Agreement”); capitalized terms used in this letter agreement having the meanings set forth in the Management Services Agreement.

Notwithstanding any provision contained in Section 3 of the Management Services Agreement to the contrary, we hereby agree that: (i) the amount set forth in Section 3 of the Management Services Agreement (as increased pursuant to the terms thereof) as the Annual Fee shall be deemed to be the maximum Annual Fee payable pursuant to the Management Services Agreement; (ii) the Annual Fee shall be that amount, not to exceed the cap set forth in Section 3 of the Management Services Agreement, as you and we shall agree from time to time in writing; and (iii) the Annual Fee for 2013 was $5,800,000.

The laws of the State of New York shall govern the validity, construction, enforcement and interpretation of this letter agreement.

Very truly yours,

ENVIVA HOLDINGS, LP

By:	/s/ Stephen Reeves
Name: Stephen Reeves
Title: Executive Vice President and CFO

Acknowledged and Agreed:

ENVIVA, LP

By:	/s/ Stephen Reeves
Name: Stephen Reeves
Title: Executive Vice President and CFO